EXHIBIT 99.1

CompuMedLINE
Issue: 3	October 2008

Greetings!

Welcome to our Fall edition of CompuMEDLine. This has been a tumultuous time in the financial markets and the business climate has generally been terrible. However, CompuMed begun a strategy to conserve cash at the beginning of the year, and that strategy should allow us to continue to reduce our cash burn with the goal of becoming profitable, at least on a cash basis, in the near term.

While many companies are exposed significantly to the overall crisis in the economy, we have traditionally enjoyed a customer base of mostly government institutions, and these customers have continued to buy our services. As a result, we may be less exposed from the turmoil affecting many other companies in our industry. It is in this context that we have been working quietly to evolve our telemedicine service (ECG) into an integrated service for cardiology electronic medical records (EMR). As both houses of Congress are considering legislation that deals with electronic medical records, government healthcare institutions are at the forefront in the adoption of EMR technologies. EMR has proven it can make healthcare workflow more efficient and reduce costs, while at the same time improve the quality of patient care. Given these undisputable benefits, the size of the market is already estimated at $1.2 billion, and is expected to grow nearly 400% in the next eight years, according to industry market research firm Kalorama.

We invested during the Summer to build our EMR offering. As we move into the Fall (trade show season), we are getting ready to bring some of these new services to the market.

We decided to dedicate this issue of CompuMEDLine to review the fundamental feature set of our telecardiology service, and to provide some background on how we plan to evolve it into an EMR offering.

Once our EMR solutions are introduced into the market, we'll feature them in greater detail.

As always, we welcome your comments and suggestions.

Maurizio Vecchione

President & Interim CEO

CompuMed's Telemedicine Solution Provides Foundation for Future Telecardiology EMR Service

Already Dominant in the Correctional Facility Market, the CardioGram System can Help a Range of Health Providers Improve Care and Reduce Costs

Providing quality healthcare can be challenging in today's complex regulatory, legal and reimbursement environment. And nowhere is the challenge more complex than in a correctional facility setting.

That's why prison systems across the nation have adopted CompuMed's CardioGram ECG (electrocardiogram) remote interpretation systems and services. Over the years, CompuMed has carved out a very successful niche as the leading supplier of remote ECG screening for the correctional facility market (see recent announcements for statewide contracts in AZ, IA/WY, WV and NV).

Addressing the Needs of a Growing Market

Caring for the growing (and aging) inmate population presents a unique set of concerns. First and foremost is how the provision of healthcare affects the security of inmates, correctional staff and the outside community. Transporting inmates to distant tertiary care facilities can pose a significant threat.

Another challenge involves the need to contain costs. Transporting prisoners for medical care can be very expensive.

Finally, access to quality health services must not be compromised, as inmates are entitled by law to receive care that is equivalent to the community standard.

To deal with such issues, correctional facilities are adopting the concept of "avoided costs" by taking whatever measures are necessary to avoid situations that can lead to costly health services or legal action.

Telemedicine to the Rescue

As defined by the American Telemedicine Association, telemedicine is "the use of medical information exchanged from one site to another via electronic communications for the health and education of the patient or healthcare provider."

Telemedicine can take many forms, from a simple phone call between physician and patient to systems such as the CardioGram, which provides real-time sensor data, test readings and access to archived medical records via a sophisticated data link.

The CardioGram enables correctional facilities to provide inmates with first-rate cardiac diagnostics in a rapid, safe and cost effective manner. Such remote screening of inmates can save thousands of dollars per specialist encounter.

The system delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of providing an automatic over-read (i.e., follow-up review) by a cardiologist.

Expanding Beyond the Correctional Market

Looking beyond the correctional market, CompuMed is working to make the CardioGram system the "gold standard" for ambulatory surgery centers, occupational health clinics and physicans' offices in a range of rural and urban settings. New opportunities are emerging in markets such as clinical research and pediatric care. Additionally other type of Government institutions could benefit from the same type services, such as the military and mental health facilities.

Such providers recognize that telemedicine systems can help them reach more patients, and in-turn address life-threatening health conditions more quickly. The result is improved patient outcomes and reduced costs.

The Bridge to Electronic Medical Records

In order to efficiently collect ECG data and route it to specialists who can provide interpretations, CompuMed developed an integrated digital workflow. This workflow involves creating digital records of test data, such as ECGs, as well as the ability to data warehouse that information and attach it to various medical reports. Today, CompuMed's data warehouse includes more than half a million patient records. Our strategy for EMR will be to provide secure, HEPPA compliant access to the electronic workflow capabilities we provide to customers. In turn, this will result in our customers having the ability to data mine their patient records, electronically transfer those records to their hospital or patient information services and support their own implementation of an all digital workflow.

Candidates Speak Out on Healthcare IT

Republican nominee Senator John McCain has stated that he wants to inject more transparency into the health care system and promote the rapid deployment of health IT. In areas where access to services and providers are limited, he wants to more effectively employ telemedicine. McCain has been pretty silent on how to foot the bill, other than indicating a desire for the private sector to bear most of the burden.

Democratic nominee Senator Barak Obama has said that he wants to require full transparency about health care quality and costs. Further, he proposes to invest $10 billion a year in government funding over the next five years on the broad adoption of standards-based electronic health information systems.

About CompuMed

CompuMed, Inc. (CMPD.OB) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs.

CompuMed's core products, the OsteoGram and CardioGram, are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist.

CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners.

Looking Forward Statement

Statements contained in this newsletter, such as statements about revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are subject to uncertainties and risks including, without limitation, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission. All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.